SIEBERT, BRANDFORD, SHANK & CO., LLC

                               OPERATING AGREEMENT

                           Dated as of March 10, 1997


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                                                   TABLE OF CONTENTS

                                                                                                               Page

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ARTICLE I
                                                    Definitions.................................................  1
         SECTION 1.1  Definitions...............................................................................  1

ARTICLE II
                                                   Organization.................................................  7
         SECTION 2.1  Formation.................................................................................  7
         SECTION 2.2  Name......................................................................................  7
         SECTION 2.3  Principal Place of Business...............................................................  7
         SECTION 2.4  Term......................................................................................  7
         SECTION 2.5  Purposes and Powers.......................................................................  7
         SECTION 2.6  Title to Property.........................................................................  7
         SECTION 2.7  Certificates of Interest..................................................................  7
         SECTION 2.8  General Rights............................................................................  8
         SECTION 2.9  General Protective Provisions.............................................................  9

ARTICLE III
                                                      Members...................................................  9
         SECTION 3.1  Names and Addresses.......................................................................  9
         SECTION 3.2  Initial Contributions.....................................................................  9
         SECTION 3.3  Additional Contributions..................................................................  9
         SECTION 3.4  Withdrawal of Capital.....................................................................  9
         SECTION 3.5  No Interest on Capital.................................................................... 10
         SECTION 3.6  Admission of Members...................................................................... 10
         SECTION 3.7  Resignation of Member..................................................................... 10
         SECTION 3.8  Outside Business.......................................................................... 10
         SECTION 3.9  Representation and Warranties............................................................. 10
         SECTION 3.10  Power of Attorney........................................................................ 10

ARTICLE IV
                                                Meetings of Members............................................. 11
         SECTION 4.1  Annual Meeting............................................................................ 11
         SECTION 4.2  Special Meetings.......................................................................... 11
         SECTION 4.3  Place of Meetings......................................................................... 11
         SECTION 4.4  Notice of Meetings........................................................................ 11
         SECTION 4.5  Record Date............................................................................... 11
         SECTION 4.6  Waiver of Notice.......................................................................... 12
         SECTION 4.7  Number of Votes........................................................................... 12
         SECTION 4.8  Quorum.................................................................................... 12
         SECTION 4.9  Manner of Acting.......................................................................... 12
         SECTION 4.10  Action by Members Without a Meeting...................................................... 12
         SECTION 4.11  Action by Communication Equipment........................................................ 13

ARTICLE V
                                                 Board of Managers.............................................. 13
         SECTION 5.1  General Powers............................................................................ 13
         SECTION 5.2  Binding Authority......................................................................... 13
         SECTION 5.3  Number and Term of Office................................................................. 14

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         SECTION 5.4  Resignation and Vacancies................................................................. 14
         SECTION 5.5  Meetings.................................................................................. 14
         SECTION 5.6  Compensation; Expenses.................................................................... 16
         SECTION 5.7  Fiduciary Duty............................................................................ 16
         SECTION 5.8  Certain Matters Requiring Approval........................................................ 16

ARTICLE VI
                                             Chairpersons and Officers.......................................... 18
         SECTION 6.1  Chairperson............................................................................... 18
         SECTION 6.2  Election, Appointment and Term of Office.................................................. 18
         SECTION 6.3  Resignation, Removal and Vacancies........................................................ 19
         SECTION 6.4  Duties and Functions...................................................................... 19
         SECTION 6.5  Committees................................................................................ 20
         SECTION 6.6  Powers and Duties of Committees........................................................... 20

ARTICLE VII
                                Books and Records; Right of Inspection; Tax Matters............................. 21
         SECTION 7.1  Books and Records......................................................................... 21
         SECTION 7.2  Information............................................................................... 21
         SECTION 7.3  Tax Returns............................................................................... 21
         SECTION 7.4  Tax Elections............................................................................. 21
         SECTION 7.5  Tax Matters Partner....................................................................... 21
         SECTION 7.6  No Partnership............................................................................ 22

ARTICLE VIII
                                                 Capital Accounts............................................... 22
         SECTION 8.1  Maintenance............................................................................... 22
         SECTION 8.2  Adjustments............................................................................... 22
         SECTION 8.3  Market Value Adjustments.................................................................. 23
         SECTION 8.4  Transfer.................................................................................. 23

ARTICLE IX
                                         Allocations and Accounting Method...................................... 23
         SECTION 9.1  Determination............................................................................. 23
         SECTION 9.2  Allocations of Net Profits, Net Losses,
                      and Other Items........................................................................... 23
         SECTION 9.3  Allocations in the Event of Property
                      Distribution.............................................................................. 24
         SECTION 9.4  Special Rules............................................................................. 24
         SECTION 9.5  Tax Allocations........................................................................... 27

ARTICLE X
                                                   Distributions................................................ 28
         SECTION 10.1  Distributions............................................................................ 28
         SECTION 10.2  Withholding.............................................................................. 28
         SECTION 10.3  Offset................................................................................... 28
         SECTION 10.4  Limitation Upon Distributions............................................................ 28
         SECTION 10.5  Accounting Period and Method............................................................. 29
         SECTION 10.6  Tax Distributions........................................................................ 29

ARTICLE XI
                                                  Indemnification............................................... 29

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         SECTION 11.1  Indemnification.......................................................................... 29
         SECTION 11.2  Indemnification Not Exclusive............................................................ 30

ARTICLE XII
                                                    Dissolution................................................. 30
         SECTION 12.1  Dissolution.............................................................................. 30
         SECTION 12.2  Event of Withdrawal...................................................................... 31
         SECTION 12.3  Bankruptcy............................................................................... 31
         SECTION 12.4  Continuation............................................................................. 31

ARTICLE XIII
                                                    Liquidation................................................. 32
         SECTION 13.1  Liquidation.............................................................................. 32
         SECTION 13.2  Priority of Payment...................................................................... 32
         SECTION 13.3  Timing................................................................................... 32
         SECTION 13.4  Liquidating Reports...................................................................... 33
         SECTION 13.5  Certificate of Cancellation.............................................................. 33
         SECTION 13.6  Deficit Capital Account.................................................................. 33
         SECTION 13.7  Nonrecourse to Other Members............................................................. 33

ARTICLE XIV
                                                  Transferability............................................... 33
         SECTION 14.1  General.................................................................................. 33
         SECTION 14.2  First Refusal Rights..................................................................... 34
         SECTION 14.3  Right to Compel Sale..................................................................... 36
         SECTION 14.4  Right to Purchase........................................................................ 37
         SECTION 14.5  Call Right............................................................................... 38
         SECTION 14.6  Transferee Rights........................................................................ 39
         SECTION 14.7  Effective Date........................................................................... 40
         SECTION 14.8  Secured Party............................................................................ 40

ARTICLE XV
                                                General Provisions.............................................. 40
         SECTION 15.1  Waiver of Dissolution Rights............................................................. 40
         SECTION 15.2  Waiver of Partition Right................................................................ 40
         SECTION 15.3  Waivers Generally........................................................................ 40
         SECTION 15.4  Equitable Relief......................................................................... 41
         SECTION 15.5  Remedies for Breach...................................................................... 41
         SECTION 15.6  Costs.................................................................................... 41
         SECTION 15.7  Counterparts............................................................................. 41
         SECTION 15.8  Notice................................................................................... 41
         SECTION 15.9  Date of Performance...................................................................... 42
         SECTION 15.10  Limited Liability....................................................................... 42
         SECTION 15.11  Partial Invalidity...................................................................... 42
         SECTION 15.12  Entire Agreement........................................................................ 42
         SECTION 15.14  Benefit................................................................................. 43
         SECTION 15.15  Binding Effect.......................................................................... 43
         SECTION 15.16  Further Assurances...................................................................... 43
         SECTION 15.17  Headings................................................................................ 43
         SECTION 15.18  Terms................................................................................... 43
         SECTION 15.19  Conversion.............................................................................. 43
         SECTION 15.20  Governing Law; Consent to Jurisdiction.................................................. 44

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                      SIEBERT, BRANDFORD, SHANK & CO., LLC

                               OPERATING AGREEMENT

     This Operating Agreement (the "Agreement"), dated as of March 10, 1997, is entered into by and among Siebert, Brandford, Shank & Co., LLC, a Delaware limited liability company (the "Company"), Muriel Siebert & Co., Inc., a Delaware corporation ("Siebert"), Napoleon Brandford III, an individual having an address as set forth in Schedule I attached hereto ("Brandford"), and Suzanne
F. Shank, an individual having an address as set forth on Schedule I attached hereto ("Shank").

     WHEREAS, the Persons signing this Agreement desire to establish their respective rights and obligations pursuant to the Delaware Limited Liability Company Act in connection with forming and operating the Company.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Persons signing this Agreement below agree as follows:


                                    ARTICLE I
                                   Definitions

     SECTION 1.1 Definitions. In this Agreement, the following terms shall have the meanings set forth below:

          (a) "Act" means the Delaware Limited Liability Company Act, as amended from time to time including any amendatory or successor provisions thereto.

          (b) "Adjusted Capital Account" means, with respect to any Member, the balance in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

               (i) such Capital Account shall be deemed to be increased by any amounts that such Member is obligated to restore to the Company (pursuant to this Agreement or otherwise) or is deemed to be obligated to restore pursuant to
(A) the penultimate sentence of section 1.704-2(g)(1) of the Regulations, or (B) the penultimate sentence of section 1.704-2(i)(5) of the Regulations; and

               (ii) such Capital Account shall be deemed to be decreased by the items described in sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

     The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted and applied consistently therewith.

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          (c)  "Affiliate"  of a  party  means  any  entity  which  directly  or indirectly controls, is controlled by or is under the common control with such party. The term "control", with respect to an entity, means the power to direct the affairs of such entity by reason of ownership of equity securities, contract, or otherwise.

          (d) "Available Cash" means, with respect to any fiscal quarter, all cash receipts of the Company from any source (excluding Capital Contributions) during such quarter plus cash available from any reduction in the amount of any reserves of the Company during such quarter less the sum of the following to the extent made from such cash receipts or reserves:

               (i) all cash expenditures of the Company made during such quarter (except Distributions), including expenses and costs incurred in the acquisition, ownership, or management of the Company's property including amounts paid for office space as well as salary and bonuses; and

               (ii) funds set aside by the Board of Managers as reasonable reserves for contingencies, working capital, debt service, taxes, insurance or other costs or expenses incident to the conduct of the Company's business in the next succeeding fiscal quarter.

          (e)  "Bankruptcy"  shall have the  meaning  ascribed  to it in Section
12.3.

          (f) "Board of Managers" shall mean a committee of Managers comprised in accordance with this Agreement and having the powers set forth herein.

          (g) "Book Value" means, with respect to any asset of the Company, the adjusted basis of such asset as of the relevant date for federal income tax purposes; provided, however, that (1) the initial Book Value of any asset contributed by a Member to the Company shall be such asset's Fair Market Value on the date of contribution; (2) the Book Value of all Company assets shall be adjusted in accordance with Regulations sections 1.704- 1(b)(2)(iv)(d) and (f); and (3) if the Book Value of the Company's assets is adjusted as provided in (1) and (2) above, the Members' Capital Accounts shall be adjusted in accordance with Regulations section 1.704-1(b)(2)(iv)(g) for allocations to the Members of Depreciation and gain or loss with respect to such property. This definition is intended to comply with the provisions of Section 1.704-1(b)(2)(iv) of the Regulations and shall be interpreted and applied consistently therewith.

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          (h) "Business Day" means any day other than Saturday or Sunday and any other day on which banks in Wilmington, Delaware or New York, New York are not open for business.

               (i) "Capital Account" shall have the meaning ascribed to such term in Section 8.1.

          (j) "Capital Contribution" means the amount of cash and the Fair Market Value of property (net of liabilities secured by such property that the Company is considered to assume or take subject to under Code section 752) contributed to the capital of the Company by a Member and any Company liabilities assumed by a Member within the meaning of Regulations section 1.704-1(b)(2)(iv)(c). The contributions made to the capital of the Company by the Members as of the date hereof are set forth in Schedule I.

          (k) "Certificate of Formation" means the Certificate of Formation of the Company filed or to be filed with the Office of the Secretary of State of the State of Delaware, as the same may from time to time be amended.

          (l) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any superseding federal revenue statute.

          (m) "Combined  Marginal  Rate" means,  for any Fiscal Year, the sum of
(i) the highest marginal federal income tax rate assessable for such year on the ordinary income of individual taxpayers and (ii) the highest combined marginal state and local income tax rate assessable for such year on the ordinary income of individual taxpayers among the various states and localities in which holders of Units shall be required to file income tax returns after giving effect to the federal income tax benefit derived from such state and local taxes based on the rate determined in the preceding clause (i), as certified to the Company by the Members on or before April 1 of the immediately succeeding Fiscal Year.

          (n) "Company" shall have the meaning set forth in the preamble of this Agreement.

          (o) "Company Minimum Gain" means the aggregate amount of gain (of whatever character), determined for each Nonrecourse Liability of the Company, that would be realized by the Company if it disposed of the Company property subject to such liability in a taxable transaction in full satisfaction thereof (and for no other consideration) and by aggregating the amounts so computed, determined in accordance with sections 1.704-2(d) and (k) of the Regulations.

                                        3

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          (p)  "Depreciation"  means,  for each Fiscal Year or part thereof,  an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, the depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount which bears the same ratio to such Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis.

          (q) "Disability" means, with respect to Brandford, Shank, or any other Member who is also an employee or officer of the Company, the incapacity of such Member due to physical or mental illness or injury to perform adequately his or her duties under his or her employment arrangement with the Company for one hundred twenty (120) days in any twelve (12) month period; provided, however, that for purposes of this definition, pregnancy shall not be considered a "Disability" and neither maternity leave nor time spent working productively from home shall be counted as part of any one hundred twenty (120) day period provided herein.

          (r) "Distribution" means any money and the Fair Market Value of any property (net of liabilities secured by such property that the Member is deemed to assume or take pursuant to Section 752 of the Code) distributed by the Company to the Members in accordance with this Agreement.

          (s) "Dissolution" means the happening of any of the events set forth in Section 12.1.

          (t) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (u) "Event of Withdrawal" means, with respect to any Member the occurrence of such Member's death, insanity, Bankruptcy, retirement, resignation, expulsion, adjudication of incompetency, or any other event that terminates the continued membership of such Person in the Company by operation of law (including the dissolution of any Member that is not an individual).

          (v) "Exchange Act Rule" means a rule promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

          (w) "Fair Market Value" means, with respect to any property, the value that would be obtained in an arm's length transaction for ownership of such property for cash between an informed and willing seller and an informed and willing purchaser, each with an adequate understanding of the facts and under no compulsion to buy or sell.

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          (x) "Fiscal Year" means the fiscal year of the Company, which shall be each year ending December 31.

          (y) "Liquidation" means the process of winding up the Company after its Dissolution.

          (z) "Manager" shall have the meaning set forth in Section 5.1.

          (aa) "Member" means each Person who or which executes a counterpart of this Agreement and is admitted to the Company as a Member in accordance with this Agreement.

          (ab) "Member Minimum Gain" means the aggregate amount of gain (of whatever character), determined for each Member Nonrecourse Debt, that would be realized by the Company if it disposed of the Company property subject to such Member Nonrecourse Debt in a taxable transaction in full satisfaction thereof (and for no other consideration), determined in accordance with the provisions of sections 1.704-2(i)(3) and (k) of the Regulations for determining such Member's share of minimum gain attributable to a Member Nonrecourse Debt.

          (ac) "Member Nonrecourse Debt" has the meaning specified for "partner nonrecourse debt" in section 1.704-2(b)(4) of the Regulations.

          (y) "Member  Nonrecourse  Deductions" has the meaning  ascribed to the
term  "partner   nonrecourse   deductions"  in  section   1.704-2(i)(2)  of  the
Regulations.

          (ad) "Net Losses" means, with respect to any Fiscal Year, or part thereof, of the Company, the net losses of the Company for such period computed using Book Values and applying the methods and principles of accounting used for federal income tax purposes, including, as appropriate, each item of income, gain, loss, deduction or credit entering into such determination, as determined by the accountants of the Company. The determination of Net Losses shall take into account all items of income and deduction including income exempt from taxation and related deductions.

          (ae) "Net Profits" means, with respect to any Fiscal Year, or part thereof, of the Company, the net profits of the Company for such period computed using Book Values and applying the methods and principles of accounting used for federal income tax purposes, including, as appropriate, each item of income, gain, loss, deduction or credit entering into such determination, as determined


                                        5

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by the accountants of the Company.  The  determination of Net Profits shall take into account all items of income and deduction including income exempt from taxation and related deductions.

          (af) "Nonrecourse Liability" means any Company liability (or portion thereof) for which no Member bears the economic risk of loss for such liability under section 1.752-2 of the Regulations.

          (ag)  "Person"  means  any   individual,   corporation,   governmental
authority, limited liability company, partnership, trust, estate, unincorporated association, or other entity.

          (ah) "Pre-Formation Expenses" shall mean any expenses, budgeted or unbudgeted, incurred directly or indirectly by Siebert in excess of revenues received by Siebert prior to the formation of the Company with respect to the business of the Company including, without limitation, payroll, payroll tax, employment insurance, commissions, rent, telephone, quotes, travel and entertainment, postage, printing, office supplies, dues, donations and the like from and after October 1, 1996 through the date hereof. Such expenses for the period from October 1, 1996 through the most recent available date are set forth on Annex B hereto. Any such expenses from and after such date shall be submitted to Brandford and Shank for their review and approval.

          (ai) "Proportionate Share" shall mean the percentage of the total number of Units that a Member is entitled to purchase pursuant to an option or right set forth in this Agreement equal to the number of Units then owned by a Member divided by the aggregate number of Units then owned by such Member and all other Members who are entitled to participate in such option or right.

          (aj) "Regulations" means all proposed, temporary and final regulations promulgated and in effect under the Code, as the same may be amended from time to time.

          (ak)  "Regulatory  Allocations"  shall have the  meaning  set forth in
Section 9.4(a)(vi).

          (al) "ss.704(b) Regulations" shall have the meaning ascribed to such term in Section 8.1.

          (am) "Tax Matters Partner" shall have the meaning ascribed to such term in Section 7.5.

          (an) "Transfer" means a sale, exchange, assignment, transfer, pledge, hypothecation or other disposition of a Unit, or portion thereof, (whether voluntary or involuntary) other than by operation of law or to an immediate family member of a Member who is alive as of the date hereof.

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          (ao) "Unit"  means an  interest  in the Company  having the rights and characteristics set forth herein.


                                   ARTICLE II
                                  Organization

     SECTION 2.1 Formation. An organizer shall form the Company as a limited liability company by preparing, executing and filing with the Secretary of State of Delaware the Certificate of Formation pursuant to Section 18-201 of the Act.

     SECTION 2.2 Name. The name of the Company is Siebert, Brandford, Shank & Co., LLC.

     SECTION 2.3 Principal Place of Business. The principal place of business of the Company shall be 885 Third Avenue, New York, New York, or such other location as the Board of Managers may, from time to time, select, provided that no such changes of location shall be made without giving at least fifteen (15) days prior written notice thereof to the Members.

     SECTION 2.4 Term. The Company shall continue in existence from the date of filing of the Certificate of Formation through the twentieth (20th) anniversary of the date thereof, unless the Company is dissolved sooner pursuant to this Agreement or the Act; provided, however, that the Board of Managers shall in its sole discretion have the right to extend the term of the Company for a period of up to three (3) years.

     SECTION 2.5 Purposes and Powers. The purpose of the Company shall initially be to provide investment banking, sales and trading and financial advisory services to clients across the country focusing on municipal finance; and thereafter to conduct such other lawful activities as the Members may agree from time to time. In connection therewith, the Company shall have all the powers permitted to a limited liability company under the Act or which are necessary, convenient or advisable and lawful in order for it to conduct its business.

     SECTION 2.6 Title to Property. Title to, and all right and interest in, the Company's assets shall be acquired in the name of and held by the Company, or, if acquired in any other name, be held for the benefit of the Company.

     SECTION 2.7 Certificates of Interest. Every holder of record of a Unit shall be entitled to have a certificate certifying the number of Units owned by such Person in the Company. Each certificate evidencing ownership of Units shall bear and be subject to the following legend:

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                  "THE  UNITS  EVIDENCED  HEREBY  ARE  SUBJECT  TO AN  OPERATING
                  AGREEMENT DATED AS OF MARCH 10, 1997 (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER). SUCH OPERATING AGREEMENT RESTRICTS THE SALE, PLEDGE, HYPOTHECATION AND TRANSFER OF THE UNITS AND
                  THE  INTEREST   REPRESENTED  HEREBY  AND  CONTAINS  PROVISIONS
                  GOVERNING THE VOTING OF THE UNITS. BY ACCEPTING ANY INTEREST IN SUCH UNITS, THE PERSON ACCEPTING SUCH UNITS SHALL BE DEEMED TO AGREE TO, AND SHALL BECOME BOUND BY, ALL THE PROVISIONS OF SUCH OPERATING AGREEMENT.

                  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS EVIDENCED BY THIS CERTIFICATE MAY BE MADE EXCEPT AS OTHERWISE PROVIDED IN SUCH OPERATING AGREEMENT AND (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ANY APPLICABLE STATE SECURITIES AND "BLUE SKY" LAWS OR (B) IF NOT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, THEN ONLY WHEN THE ISSUER HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND SUCH STATE SECURITIES AND "BLUE SKY" LAWS."

Each such certificate shall be signed by, or in the name of the Company by, the Chairperson, President, or a Vice President, and the Treasurer, or Secretary of the Company. In case any officer who has signed or whose facsimile signature has been placed upon a certificate while such officer was an officer of the Company but such officer shall have ceased to be an officer before such certificate is issued, it may nevertheless be issued by the Company with the same effect as if such individual were an officer at the date of issue.

     SECTION 2.8 General Rights. Units shall not have a stated value or any rights to Distributions unless the Board of Managers, pursuant to the terms hereof, shall have declared such a Distribution out of funds legally available therefor. Except as expressly provided herein, no Member holding any class of

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Units  shall have  priority  over any other  Member  holding  any other class of
Units, and in no event shall any Member holding any class of Units have priority over any other Member holding that same class of Units, whether for the return of a Capital Contribution or for Net Profits, Net Losses or a Distribution; provided, however, that the foregoing shall not apply to loans, advances or other indebtedness (as distinguished from a Capital Contribution) made by a Member to the Company.

     SECTION 2.9 General Protective Provisions. Notwithstanding anything else to the contrary contained herein, the Company shall not, without first obtaining the approval of those Members holding of record at least a two-thirds of all of the votes permitted hereunder:

          (a) cause or permit the sale of all or substantially all of the Company's assets;

          (b) cause or permit the merger or consolidation of the Company into or with another Person;

          (c) cause or permit the conversion of the Company into another form of business entity; or

          (d) cause or permit to be undertaken by the Company any other material transactions or other activities not in the ordinary course of the Company's business.


                                   ARTICLE III
                                     Members

     SECTION 3.1 Names and Addresses. The names and addresses of the Members are as set forth in Schedule I to this Agreement.

     SECTION 3.2 Initial Contributions. Each of the Members has agreed to make a contribution to the Company in the amount set forth opposite such Member's name on Schedule I hereto in exchange for the number of Units also set forth opposite such Member's name on Schedule I hereto.

     SECTION  3.3  Additional  Contributions.  Except as provided in the Act and
Section 3.2 hereof, no Member will be required to make any additional Capital Contributions or restore any deficit to its Capital Account.

     SECTION 3.4 Withdrawal of Capital. Except as specifically provided in this Agreement, no Member will be entitled to withdraw all or any part of such Person's Capital Account from the Company prior to the Company's Dissolution and Liquidation or to demand a Distribution of property or money.

     SECTION 3.5 No Interest on Capital. No Member will be entitled to receive interest on such Person's Capital Account or any Capital Contribution.

     SECTION 3.6 Admission of Members. A Person may be admitted as a Member after the date of this Agreement only upon the unanimous consent of the Board of Managers.

     SECTION 3.7 Resignation of Member. No Member may be permitted to resign without the consent of the Board of Managers.

     SECTION 3.8 Outside Business. Any Manager or any Member may engage in or possess an interest in other business ventures of any nature or description, independently or with others, except business ventures which are competitive with the business of the Company or which detracts from such Manager's or Member's handling of the Company's business. The Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture shall not be deemed wrongful or improper.

     SECTION 3.9 Representation and Warranties. Each Member, hereby represents and warrants to the Company and each other Member that: (a) if that Member is an organization, that it is duly organized, validly existing, and in good standing under the law of its state of organization and that it has full organizational power to execute and agree to this Agreement and to perform its obligations hereunder; (b) that the Member is acquiring its Units for the Member's own account as an investment and without an intent to distribute the Units; (c) the Member acknowledges that the Units have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

     SECTION 3.10 Power of Attorney. (a) Each Member hereby appoints the Board of Managers, and any officer duly appointed thereby, acting individually, with power of substitution, as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, acknowledge, swear to and file: (i) any and all instruments, certificates, and other documents that may be deemed necessary or desirable to effect the Dissolution or Liquidation of the Company, provided that such action has been approved in accordance with this Agreement; (ii) any business certificate, fictitious name certificate, or amendment thereto, or required by any applicable federal, state or local law; and (iii) all amendments or modifications to this Agreement, provided that such amendment or modification has been approved in accordance with Section 15.13.

          (b) The power of attorney hereby granted by each Member is coupled with an interest, is irrevocable, and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, Bankruptcy or insolvency of such Member.


                                   ARTICLE IV
                               Meetings of Members

     SECTION 4.1 Annual Meeting. A meeting of the Members shall be held annually for the transaction of business as may properly come before the Members at such meeting. The annual meeting of the Members shall be held on the third Tuesday in March or at such other time as shall be determined by the vote or written consent of the Board of Managers and the Members holding a majority of the votes permitted hereunder, except that no annual meeting need be held if all actions required by this Agreement to be taken at an annual meeting of Members are taken by written consent in lieu of a meeting pursuant to Section 4.10.

     SECTION 4.2 Special Meetings. Special meetings of the Members, for any purpose, may be called by any Member or Members holding not less than twenty five percent (25%) of the votes permitted hereunder, or by the Board of Managers.

     SECTION 4.3 Place of Meetings. Meetings of the Members may be held at any place, within or outside the State of Delaware. If no such designation is made, the place of any such meeting shall be the principal office of the Company.

     SECTION 4.4 Notice of Meetings. Written notice stating the place, day and time of the meeting, the purpose or purposes for which the meeting is called, and by whom the meeting was called, shall be delivered no fewer than ten (10) or more than sixty (60) days before the date of the meeting.

     SECTION 4.5 Record Date. For the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or any adjournment of such meeting, or Members entitled to receive payment of any Distribution, or to make a determination of Members for any other purpose, the date five (5) days prior to the date on which notice of the meeting is mailed or the date on which the resolution declaring the Distribution is adopted or the date of determination of Members for any other purpose, as the case may be, shall be the record date for making such a determination. When a determination of Members entitled to vote at any meeting of Members has been made pursuant to this
Section 4.5, the determination shall apply to any adjournment of the meeting. For the purpose of determining the Members for any other purpose (excluding entitlement to Distributions which shall be governed by the provision contained in Section 10.1), the date established by the Board of Managers as the record date for making such determination shall be deemed to be the record date for making such a determination.

     SECTION 4.6 Waiver of Notice. Notice of a meeting need not be given to any Member who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Member at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

     SECTION 4.7 Number of Votes. With respect to all matters requiring their vote, each Member shall be entitled to one vote in person or by proxy for each one Unit such Member holds.

     SECTION 4.8 Quorum. At each meeting of the Members, except as otherwise required by the Act, Members holding not less than a majority of all of the votes permitted hereunder, represented in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum at any meeting of Members, Members holding a majority of the votes so represented may adjourn the meeting for a period not to exceed ten (10) days without further notice. If the adjournment is for more than ten (10) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at such meeting. At a rescheduled meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The Members present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of a Person or Persons holding votes whose absence results in less than a quorum being present.

     SECTION 4.9 Manner of Acting. If a quorum is present at any meeting, the vote or written consent of Members holding not less than a majority of the votes permitted hereunder shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, the Certificate of Formation or this Agreement.

     SECTION 4.10 Action by Members Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of the Members may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members who hold of record the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all the Members entitled to vote thereon were present and voted and shall be delivered to the officer or individual of the Company who shall have charge of its records.

Every consent must be signed and dated by the Member or the Member's attorney-in-fact. Any consent given under a power-of- attorney shall be presented together with the executed, dated and notarized document granting such power upon the Person claiming the same. No consent shall be valid after the expiration of thirty (30) days from the date thereof. Every consent shall be revocable at the pleasure of the Member executing it. In the event of conflicting consents, the later dated consent shall govern.

     SECTION 4.11 Action by Communication Equipment. The Members may participate in a meeting of Members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear or otherwise interactively communicate with each other, and such participation shall constitute presence in person at such meeting.


                                    ARTICLE V
                                Board of Managers

     SECTION 5.1 General Powers. (a) Subject to the rights expressly granted to the Members under this Agreement, the Board of Managers and the authorized officers of the Company appointed by the Board of Managers shall have the exclusive authority and responsibility to manage the business of the Company.

          (b) The members of the Board of Managers (the "Managers") shall be "managers" within the meaning of the Act. Except as set forth in this Agreement, the Board of Managers shall have power and authority, on behalf of the Company, to take any and all lawful acts that the Board of Managers considers necessary, advisable, or in the best interests of the Company in connection with any business of the Company, including, without limitation: (i) to authorize the purchase, lease or other acquisition, or the sale, lease or other disposition, of any property; (ii) to open, maintain and close bank accounts, draw checks or other orders for the payment of moneys and invest the funds of the Company;
(iii) to authorize the purchase of insurance on the business and assets of the Company; (iv) to commence lawsuits and other proceedings; (v) to authorize the Company to enter into any agreement, instrument or other writing; (vi) to retain accountants, attorneys, consultants, appraisers or other agents or advisors;
(vii) to appoint and remove officers of the Company; and (viii) to hire employees and establish base salaries and award discretionary bonuses with the recommendation of Brandford and Shank.

     SECTION 5.2 Binding Authority. Unless specifically authorized to do so by this Agreement, no Member or other Person shall have any power or authority to bind the Company, unless such Member or other Person has been authorized by the Board of Managers to act on behalf of the Company.

     SECTION 5.3 Number and Term of Office. The number of Managers constituting the Board of Managers shall be three (3). Each of Brandford and Shank shall be a Manager as well as one person designated by Siebert who initially shall be Muriel F. Siebert. Such persons shall hold offices until their successors shall have been appointed and shall have qualified.

     SECTION 5.4 Resignation and Vacancies. (a) Any Manager may resign at any time by giving written notice of his resignation to the Chairperson, the President, or the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, when accepted by action of the Board of Managers. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

          (b) Any vacancy which shall occur on the Board of Managers, whether by resignation, death, or otherwise, shall be filled by a designee of the Member whose seat is being vacated.

     SECTION 5.5 Meetings.
             -------------

          (a) Annual Meetings. As soon as practicable after each annual meeting of Members, the Board of Managers shall meet for the purpose of organization and the transaction of other business.

          (b) Regular Meetings. Regular meetings of the Board of Managers shall be held at such times as the Board of Managers shall from time to time determine.

          (c) Special Meetings. Special meetings of the Board of Managers shall be held whenever called by the Chairperson, the President or any Manager at the time in office. Any and all business may be transacted at a special meeting that may be transacted at a regular meeting of the Board of Managers.

          (d) Place of Meeting. The Board of Managers may hold its meetings at such place or places within or without the State of Delaware as the Board of Managers may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

          (e) Notice of Meetings. Notice of any regular, special, or adjourned meeting of the Board of Managers shall be mailed by the Secretary or an Assistant Secretary of the Company to each Manager, addressed to such Person at such Person's residence or usual place of business, so as to be received at least two (2) calendar days before the day on which such meeting is to be held, or shall be sent to such Person by telecopy, telegraph, cable or other form of recorded communication or be delivered personally not later than the close of business one (1) calendar day before the day on which such meeting is to be held. Such notice shall include the time and place of such meeting. However, notice of any such meeting need not be given to any Manager if waived in writing or by telecopy, telegraph, cable or other form of recorded communication, whether before or after such meeting shall be held or if such Person shall be present at such meeting.

          (f) Quorum and Manner of Acting. Except as otherwise provided by law or this Agreement, at least two-thirds (2/3) of the total number of Managers shall be present at any meeting of the Board of Managers in order to constitute a quorum for the transaction of business at such meeting. In the absence of a quorum for any such meeting, the Manager present thereat shall adjourn such meeting from time to time until a quorum shall be present thereat. Each Manager shall, with respect to all matters requiring a vote of the Board of Managers, be entitled to one vote. At all meetings of the Board of Managers, all matters, except as otherwise provided by law or in this Agreement, shall be decided by the vote of a majority of the entire Board of Managers.

          (g) Action by Communication Equipment. The Managers may participate in a meeting of the Board of Managers and members of a committee of the Board of Managers may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

          (h) Action by Consent. Any action required or permitted to be taken by the Managers or members of a committee of the Board of Managers, as the case may be, may be taken without a meeting if the number of Managers that would be necessary to authorize or take such action at a meeting of the Board of Managers, or the number of members of a committee that would be necessary to authorize or take such action at a meeting of the committee, as the case may be, consent thereto in writing and such writing is filed with the minutes of the proceedings of the Board of Managers or of the committee, as the case may be.

          (i) Organization. At each meeting of the Board of Managers, in the absence of the Chairperson, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence: (i) the President, and (ii) any Manager chosen by a majority of the Managers present. The Secretary or, in case of the Secretary's absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the Chairperson shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

     SECTION 5.6 Compensation; Expenses. (a) Managers, as such, shall not receive any stated salary for their services, but by resolution of the Board of Managers may receive a fixed sum for expenses incurred in performing the functions of Manager, and such additional, reasonable compensation as the Board of Managers may award from time to time. Nothing herein contained shall be construed so as to preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.

          (b) The Company shall be responsible for paying, and the Board of Managers shall pay directly out of Company funds, all ordinary and necessary costs and expenses incurred in connection with the business of the Company, including, without limitation, any such expenses incurred by the Managers, liability and other insurance premiums, expenses in the preparation of reports to the Members and legal, accounting and other professional fees and expenses.

     SECTION 5.7 Fiduciary Duty. Each Manager shall perform his duties as a Manager in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, each Manager shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (i) one or more agents or employees of the Company; (ii) counsel, public accountants or other persons as to matters that such Manager reasonably believes to be within such person's professional or expert competence; or (iii) any other Manager duly designated in accordance with this Agreement, as to matters within his designated authority, which the Manager believes to merit confidence, so long as in so relying he shall be acting in good faith and with such degree of care that an ordinarily prudent person in a like position would use under similar circumstances; provided, however, that a Manager shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause reliance on any of the Persons listed above to be unwarranted. The provisions of this Agreement, to the extent they restrict the duties and liabilities of a Manager otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Manager.

     SECTION 5.8 Certain Matters Requiring Approval. Notwithstanding anything to the contrary contained herein, the Managers may not take or approve any of the following actions, and none of the following matters may be acted upon, authorized or caused to occur by the Managers, unless all of the Managers (or their designated deputies who are reasonably acceptable to the other Managers which initially, in the case of Ms. Siebert, shall be Nicholas P. Dermigny and T.K. Flatley and, in the case of Mr. Brandford, shall be V. McCanley and, in the case of Ms. Shank, shall be D. Thompson) agree to any such action or to act on any such matter:

          (a) the admission of additional Members;

          (b) the making of calls by the Managers for capital contributions;

          (c) the making of any capital expenditure or the purchase of any capital asset (except in accordance with the business plan);

          (d) the determination of any plan for winding up the business and affairs of the Company or liquidating the assets of the Company after dissolution;

          (e) the approval of the sale of all or substantially all of the assets of the Company;

          (f) amendment of this Agreement or the Articles of Formation of the Company;

          (g) the sale, lease, exchange, mortgage, assignment, pledge or other transfer of, or guarantee of a security interest in, all or substantially all of the Company's property and assets except in the liquidation and winding up of the business of the Company upon its termination or dissolution;

          (h) the approval of the annual business plan of the Company or any deviation from the budget for the 1996- 1997 fiscal year as set forth in Annex A hereto;

          (i) any contract, agreement or undertaking between the Company and any of its Members or Managers or any material contract with any third party other than contracts for municipal bond underwritings which are in accordance with the Company's written guidelines with respect thereto;

          (j) any amendments to or changes in the Company's written guidelines with respect to municipal bond underwritings;

          (k) the entry of the Company into any new lines of business or any other material transactions or other activities not in the ordinary course of the Company's business;

          (l) the filing by the Company of a petition in bankruptcy or the taking of any other action by the Company in relief from creditors or under any bankruptcy or insolvency law; and

          (m) the merger or consolidation of the Company with or into any other Person, the dissolution of the Company or the conversion of the Company into another form of business entity.


                                   ARTICLE VI
                            Chairpersons and Officers

     SECTION 6.1 Chairperson and Vice Chairperson. (a) The Chairperson shall be the Chairperson of the Board of Managers and the Chairperson shall preside at all meetings of the Members and at all meetings of the Board of Managers and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board of Managers. At each annual meeting of the Board of Managers at which a quorum is present, the Manager or an individual designated by a Manager receiving the greatest number of votes shall be Chairperson until his successor is elected at the next annual Board of Managers meeting or until his resignation or removal in accordance with Section 5.3 hereof in which event his replacement shall become Chairperson for the remainder of his term. Napoleon Brandford III initially shall serve as the Chairperson.

          (b) The Vice Chairperson shall be the Vice Chairperson the Board of Managers and the Vice Chairperson, in the absence of the Chairperson, shall preside at all meetings of the Members and at all meetings of the Board of Managers and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board of Managers. At each annual meeting of the Board of Managers at which a quorum is present, the Manager or an individual designated by a Manager receiving the greatest number of votes shall be Vice Chairperson until his successor is elected at the next annual Board of Managers meeting or until his resignation or removal in accordance with Section
5.3 hereof in which event his replacement shall become Vice Chairperson for the remainder of his term. Suzanne F. Shank initially shall serve as the Chairperson.

     SECTION 6.2 Election, Appointment and Term of Office.
                 -----------------------------------------

          (a) The officers of the Company shall be a President, Treasurer and Secretary who shall be chosen by and hold office at the pleasure of the Board of Managers. Any two (2) or more offices may be held by the same person. Each officer shall hold office until the next annual meeting of the Board of Managers and until his successor is appointed or until his earlier death, or his earlier resignation or removal in the manner hereinafter provided. Suzanne F. Shank initially shall serve as the President.

          (b) The Board of Managers may appoint such other officers as it deems necessary, including one or more Vice Presidents, Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries. Each such officer shall have such authority and shall perform such duties as may be provided herein or as the Board of Managers may prescribe.

          (c) If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board of Managers and until his successor is appointed or until his earlier death, resignation or removal.

     SECTION 6.3 Resignation, Removal and Vacancies.
                 -----------------------------------

          (a) Any officer may resign at any time by giving written notice to the Chairperson, the President or the Secretary of the Company, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by action of the Board of Managers. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

          (b) All officers and agents elected or appointed by the Board of Managers shall be subject to removal at any time by the Board of Managers, with or without cause.

          (c) A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

     SECTION 6.4 Duties and Functions.
                 ---------------------

          (a) President. The President shall be the chief executive officer of the Company and shall have the supervision and control over, and responsibility for, the day-to-day management of the operations of the Company, subject to the general policy directions of the Chairperson and the Board of Managers, and shall see that all orders and resolutions of the Board of Managers are carried out and put into effect.

          (b) Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and Units. The Treasurer shall disburse the funds of the Company as may be ordered by the Chairperson, the Board of Managers or the President, taking proper vouchers for such disbursements and shall render to the Chairperson, the Board of Managers and the President, whenever they shall so request, an account of all of his transactions as Treasurer and of the financial condition of the Company.

          (c) Secretary. The Secretary shall give or cause to be given notice of all meetings of the Board of Managers and the Members and keep the records of all meetings of the Board of Managers and the Members. The Secretary shall be custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Company and of its other records and in general shall have all powers incident to the office of Secretary and perform such duties as may be prescribed by the Board of Managers or the President, under whose supervision he shall be.

     SECTION 6.5 Committees of Managers. The Board of Managers may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Managers of the Company.

          Except as herein provided, vacancies in membership of any committee shall be filled by the vote of a majority of the whole Board of Managers. The Board of Managers may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Managers to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the whole Board of Managers, subject, however, to removal at any time by the vote of a majority of the whole Board of Managers.

     SECTION 6.6 Powers and Duties of Committees. Any committee, to the extent provided in the resolution or resolutions creating such committee, shall have and may exercise the powers of the Board of Managers in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers which may require it. No such committee shall have the power or authority with regard to amending the Certificate of Formation, adopting an agreement of merger or consolidation, recommending to the Members the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the Members a dissolution of the Company or a revocation of a dissolution or amending this Agreement.

                                   ARTICLE VII
               Books and Records; Right of Inspection; Tax Matters

     SECTION 7.1 Books and Records. The Company will keep accurate books and records relating to transactions with respect to the assets of the Company based on Book Values using federal income tax accounting principles. The Company will also keep the following books and records at the Company's principal office: (i) a current list of the full name and last known business, residence or mailing address of each Member, (ii) a copy of the Certificate of Formation and of this Agreement, (as well as any signed powers of attorney pursuant to which any such document was executed); (iii) a copy of the Company's federal, state and local income tax returns and reports, and annual financial statements of the Company, for all Fiscal Years; and (iv) minutes, or minutes of action (or written consent without a meeting), of every meeting of the Members or the Board of Managers.

     SECTION 7.2 Information. Each Member has the right upon reasonable notice to obtain from the Company: (i) a current list of the full name and last known business, residence or mailing address of each Member; (ii) a copy of the Certificate of Formation and of this Agreement (as well as any signed powers of attorney pursuant to which any such document was executed); (iii) a copy of the Company's federal, state and local income tax returns and reports, and annual financial statements of the Company, for all Fiscal Years; (iv) minutes (or written consents without a meeting) of every meeting (or action taken by consent) of the Members or the Board of Managers; and (v) such other information as the Company shall be required to make available to the Members pursuant to
Section 18-305 of the Act.

     SECTION 7.3 Tax Returns. The Company, at its expense, will cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required state and local tax returns in each jurisdiction in which the Company is required to file by applicable law. Within ninety (90) days following the end of each Fiscal Year, the Company will provide each Member with all necessary tax reporting information, a copy of the Company's informational federal income tax return for such Fiscal Year and such other information as is reasonably necessary to enable the Members to comply with their tax reporting requirements.

     SECTION 7.4 Tax Elections. The Company shall make and revoke such tax elections as the Board of Managers may from time to time determine.

     SECTION 7.5 Tax Matters Partner. The Members by a two-thirds vote of all votes permitted hereunder shall designate one Member to be the tax matters partner (the "Tax Matters Partner") under ss. 6231(a)(7) of the Code. Until further action by the Company, Siebert is hereby designated as the Tax Matters Partner.

     SECTION 7.6 No Partnership. The classification of the Company as a partnership will apply only for federal (and, as appropriate, state and local) income tax purposes. This characterization, solely for tax purposes, does not create or imply a general partnership among the Members for state law or any other purpose. Instead, the Members acknowledge the status of the Company as a limited liability company formed under the Act.


                                  ARTICLE VIII
                                Capital Accounts

     SECTION 8.1 Maintenance. Each Member agrees that a single capital account (each a "Capital Account") will be established and maintained for each Member and will be credited, charged and otherwise adjusted as provided in this Article VIII and as required by the regulations promulgated under ss.704(b) of the Code (the "ss.704(b) Regulations"). The initial Capital Account balance for each Member is the contribution amount set forth in Schedule I to this Agreement. The Capital Account of each Member will be:

          (a) credited with (i) each Capital  Contribution  made by such Member,
(ii) such Member's allocable share of Net Profits, including items of income and gain exempt from tax, and (iii) all other items properly charged to the Capital Account of such Member as required by the ss.704(b) Regulations; and

          (b) charged with (i) each Distribution made to such Member by the Company, (ii) such Member's allocable share of Net Losses, and (iii) all other items properly charged to the Capital Account of such Member as required by the ss.704(b) Regulations.

     SECTION 8.2 Adjustments. The Members intend to comply with the ss.704(b) Regulations in all respects, and agree to adjust their Capital Accounts to the full extent that the ss.704(b) Regulations may apply (including, without limitation, applying the concepts of the minimum gain chargebacks and qualified income offsets). To this end, each Member agrees to make any Capital Account adjustment that, in the opinion of tax counsel selected by the Board of Managers, is necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Members and the amount of capital of the Company reflected on its balance sheet (as computed for book purposes), as long as such adjustments are consistent with the underlying economic arrangement of the Members and, wherever practicable, are based on and consistent with federal tax accounting principles.

     SECTION 8.3 Market Value Adjustments. Each Member agrees that the Company shall make appropriate adjustments to the Capital Account of such Member upon any Transfer of all or any portion of a Unit, including those that apply upon the constructive liquidation of the Company under ss. 708(b)(1) of the Code or the liquidation of a Member's Units, all in accordance with the ss. 704(b) Regulations.

     SECTION 8.4 Transfer. Each Member agrees that, if all or any part of its Units is transferred in accordance with this Agreement, except to the extent otherwise provided in the ss.704(b) Regulations, upon admission of the transferee as a Member, the Capital Account of the transferor that is attributable to the transferred Units will carry over to the transferee.


                                   ARTICLE IX
                        Allocations and Accounting Method

     SECTION 9.1 Determination. Each Member agrees that for each Fiscal Year, Net Profits and Net Losses, and all other items of income, gain, loss and deduction of the Company, will be determined based upon Book Values in accordance with federal income tax accounting principles consistently applied (including the ss.704(b) Regulations).

     SECTION 9.2 Allocations of Net Profits, Net Losses, and Other Items. Each Member agrees that:

          (a) the Net Profits of the Company for each Fiscal Year shall be allocated (i) first, to Siebert until the aggregate amount of all Net Profits allocated pursuant to this Section 9.2(a)(i) for all Fiscal Years equals the Pre-Formation Expenses; (ii) next, pro rata among the Members in accordance with any Net Losses allocated to such Members pursuant to Section 9.2(b) until the aggregate amount of Net Profits allocated pursuant to this Section 9.2(a)(ii) equals the aggregate amount of Net Losses allocated to such Members for all prior Fiscal Years pursuant to Section 9.2(b); and (iii) thereafter, in proportion to the Members' holdings of Units registered on the Company's books on the last day of the Fiscal Year (subject to Section 9.4(b));

          (b) the Net Losses of the Company for each Fiscal Year shall be allocated in proportion to the Members' holdings of Units registered on the Company's books on the last day of the Company's Fiscal Year (subject to Section 9.4(b)); and

          (c) notwithstanding Sections 9.2(a) and 9.2(b), expenses or deductions attributable to Pre-Formation Expenses to the extent otherwise includible in the determination of Net Profit or Net Losses for such Fiscal Year shall be allocated to Siebert and the Net Profits and Net Losses allocable pursuant to
Section 9.2(a) or 9.2(b), as the case may be, for the period that includes such deductions or expenses attributable to Pre- Formation Expenses shall be determined without regard to such deductions or expenses.

     SECTION 9.3 Allocations in the Event of Property Distribution. In the event that property other than cash is distributed to any Member, such property shall be deemed sold at its Fair Market Value immediately prior to its Distribution, and any gain or loss resulting from such deemed sale shall be allocated among the Members in accordance with Section 9.2. Similarly, in accordance with the ss.704(b) Regulations and Section 9.1(b)(iii), the Capital Account of any Member receiving a Distribution of such property shall be charged based on the Fair Market Value (as determined in the preceding sentence) of the property distributed to such Member.

     SECTION 9.4 Special Rules. Notwithstanding the general allocation rules set forth in Section 9.2 or the allocation rules set forth in Section 9.3, the following special allocation rules shall apply under the circumstances described.

          (a) Deficit Capital Account and Nonrecourse Debt Rules.

               (i) Limitation on Loss Allocations. The Net Losses allocated to any Member pursuant to Section 9.2 with respect to any Fiscal Year shall not exceed the maximum amount of Net Losses that can be so allocated without causing such Member to have a deficit in its Adjusted Capital Account at the end of such Fiscal Year. All Net Losses in excess of the limitation set forth in the preceding sentence of this Section 9.4(a)(i) shall be allocated (1) first, to the maximum extent permitted by the Code and the Regulations, pro rata among the Members having positive balances in their Adjusted Capital Accounts (after giving effect to the allocations required by Section 9.2 in the ratio obtained by dividing (x) each such Member's Capital Account balance by (y) the sum of all such Members' Capital Account balances and (2) second, any remaining amount to the Members in the manner required by the Code and the Regulations.

               (ii) Qualified Income Offset. If in any Fiscal Year a Member unexpectedly receives an adjustment, allocation or distribution described in sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and such adjustment, allocation or distribution causes or increases a deficit in the Adjusted Capital Account for such Member, then, before any other allocations are made under this Agreement or otherwise, such Member shall be allocated items of income and gain (consisting of a pro rata portion of each item of income, including gross income and gain) in an amount and manner sufficient to eliminate such deficit in the Adjusted Capital Account as quickly as possible.

               (iii) Company Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in proportion to, and to the extent of, an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain during such Fiscal Year, subject to the exceptions set forth in sections 1.704-2(f)(2), (3) and (5) of the Regulations; provided that, if the Company has any discretion as to an exception set forth in section 1.704-2(f)(5), the Tax Matters Partner shall exercise such discretion on behalf of the Company. The Tax Matters Partner shall, if the application of this Section 9.4(a)(iii) would cause a distortion in the economic arrangement among the Members, ask the Commissioner of the Internal Revenue Service to waive the Company Minimum Gain chargeback requirements pursuant to section 1.704-2(f)(4) of the Regulations. To the extent that this Section is inconsistent with section 1.704-2(f) or 1.704-2(k) of the Regulations or incomplete with respect to such sections of the Regulations, the Company Minimum Gain chargeback provided for herein shall be applied and interpreted in accordance with such sections of the Regulations.

               (iv) Member Minimum Gain Chargeback. If there is a net decrease in Member Minimum Gain during any Fiscal Year, each Member with a share of such Member Minimum Gain shall be allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in proportion to, and to the extent of, an amount equal to such Member's share of the net decrease in Member Minimum Gain during such Fiscal Year, subject to the exceptions set forth in sections 1.704-2(f)(2),(3), and (5) of the Regulations as referenced by section 1.704-2(i)(4) of the Regulations. The Tax Matters Partner shall, if the application of this Section 9.4(a)(iv) would cause a distortion in the economic arrangement among the Members, ask the Commissioner of the Internal Revenue Service to waive the Member Minimum Gain chargeback requirement pursuant to section 1.704- 2(i)(4) of the Regulations. To the extent that this Section 9.4(a)(iv) is inconsistent with sections 1.704-2(i)(4) or 1.704- 2(k) of the Regulations or incomplete with respect to such sections of the Regulations, the Member Minimum Gain chargeback provided for herein shall be applied and interpreted in accordance with such sections of the Regulations.

               (v) Member Nonrecourse Deductions. Member Nonrecourse Deductions shall be allocated among the Members in accordance with the ratios in which the Members share the economic risk of loss for the Member Nonrecourse Debt that gave rise to those deductions as determined under section 1.752-2 of the Regulations. This allocation is intended to comply with the requirements of section 1.704-2(i) of the Regulations and shall be interpreted and applied consistent therewith.

               (vi) Limited Effect and Interpretation. The special rules set forth in Sections 9.4(a)(i), (ii), (iii), (iv) and (v) (the "Regulatory Allocations") shall be applied only to the extent required by applicable
Regulations for the resulting allocations provided for in this Section 9.4, taking into account such Regulatory Allocations, to be respected for federal income tax purposes. The Regulatory Allocations are intended to comply with the requirements of sections 1.704-1(b), 1.704-2 and 1.752-1 through 1.752-5 of the Regulations and shall be interpreted and applied consistently therewith.

               (vii) Curative Allocations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to divide the Net Profits, Net Losses and similar items. Accordingly, Net Profits, Net Losses and other items will be reallocated among the Members in a manner consistent with section 1.704-1(b) and 1.704-2 of the Regulations so as to negate as rapidly as possible any deviation from the manner in which Net Profits, Net Losses and other items are intended to be allocated among the Members pursuant to Section
9.2 that is caused by the Regulatory Allocations.

               (viii) Change in Regulations. If the Regulations incorporating the Regulatory Allocations are hereafter changed or if new Regulations are hereafter adopted, and such changed or new Regulations, in the opinion of independent tax counsel for the Company, make it necessary to revise the Regulatory Allocations or provide further special allocation rules in order to avoid a significant risk that a material portion of any allocation set forth in this Article IX would not be respected for federal income tax purposes, the Members shall make such reasonable amendments to this Agreement as, in the opinion of such counsel, are necessary or desirable, taking into account the interests of the Members as a whole and all other relevant factors, to avoid or reduce significantly such risk to the extent possible without materially changing the amounts allocable and distributable to any Member pursuant to this Agreement.

          (b) Change in Member's Interests. If there is a change in any Member's share of the Net Profits, Net Losses or other items of the Company during any Fiscal Year, allocations among the Members shall be made in accordance with their interests in the Company from time to time during such Fiscal Year in accordance with section 706 of the Code, using the closing-of-the-books method, except that Depreciation, amortization and similar items shall be deemed to accrue ratably on a daily basis over the entire Fiscal Year during which the corresponding asset is owned by the Company if such asset is placed in service prior to or during the Fiscal Year.

     SECTION 9.5 Tax Allocations.
                 ----------------

          (a) In General. Except as set forth in Section 9.5(b), allocations for tax purposes of items of income, gain, loss and deduction, and credits and basis therefor, shall be made in the same manner as allocations for book purposes as set forth in Section 9.2. Allocations pursuant to this Section 9.5 are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profits, Net Losses, other items or distributions pursuant to any provision of this Agreement.

          (b) Special Rules.
              --------------

               (i) Elimination of Book/Tax Disparities. In determining a Member's allocable share of the Company's taxable income, the Member's allocable share of each item of Net Profits and Net Losses shall be properly adjusted to reflect the difference between such Member's share of the adjusted tax basis and the Book Value of the Company's assets used in determining such item. With respect to depreciation, in determining the taxable income allocable to such Member, Net Profits and Net Losses allocable to such Member shall be adjusted by eliminating Depreciation allocable to such Member and substituting therefor tax depreciation allocable to such Member determined by reference to such Member's share of the tax basis of the Company's assets. This provision is intended to comply with the requirements of section 704(c) of the Code and section 1.704-1(b)(2)(iv)(f) of the Regulations and shall be interpreted and applied consistently therewith.

               (ii) Allocation of Items Among Members. Except as otherwise provided in Section 9.5(b)(i), each item of income, gain, loss and deduction and all other items governed by section 702(a) of the Code shall be allocated among the Members in proportion to the allocation of Net Profits and Net Losses set forth in Section 9.2, provided that any gain recognized from any disposition of a Company asset that is treated as ordinary income because it is attributable to the recapture of any depreciation or amortization shall be allocated among the Members in the same ratio as the prior allocations of Net Profits, Net Losses or other items that included such depreciation or amortization, but not in excess of the gain otherwise allocable to each Member.

               (iii) Tax Credits. All tax credits shall be allocated among the Members in accordance with applicable law.

          (c) Conformity of Reporting. The Members are aware of the income tax consequences of the allocations made by this Section 9.5 and hereby agree to be bound by the provisions of this Section 9.5 in reporting their shares of the Company's profits, gains, income, losses, deductions, credits and other items for income tax purposes.

                                    ARTICLE X
                                  Distributions

     SECTION 10.1 Distributions. Distributions of Available Cash, if any, shall be made at such time and in such amounts as the Board of Managers shall determine. Notwithstanding anything else to the contrary contained herein, Distributions in each Fiscal Year shall be made first to satisfy the Distributions required by Section 10.6 hereof and thereafter as follows:

          (a) to Siebert until the aggregate amount of the Distributions made pursuant to this Section 10.1(a) for all Fiscal Years is equal to the Pre-Formation Expenses; and

          (b) thereafter all Distributions shall be made to all Members (including Siebert) pro rata in accordance with the Units held as of the record date(s) set for such Distributions.

     SECTION 10.2 Withholding. (a) If required by the Code or by state or local law, the Company will withhold any required amount from Distributions to a Member for payment to the appropriate taxing authority. Any amount so withheld from a Member will be treated as a Distribution by the Company to such Member. Each Member agrees to timely file any document that is required by any taxing authority in order to avoid or reduce any withholding obligation that would otherwise be imposed on the Company.

          (b) To the extent any amount is required to be withheld with respect to a Member and paid over to an appropriate taxing authority which amount is in excess of the amounts distributed to such Member in respect of such withholding, the amounts paid to the taxing authority in respect of such withholding shall be treated as a Distribution to such Member and a corresponding Distribution shall be made to each other Member in proportion to the Capital Account registered on the Company's books in such Member's name. To the extent that cash is not available to make any of the Distributions required under this Section 10.2(b), such Distribution shall be delayed and paid out of the next Available Cash.

     SECTION 10.3 Offset. The Company may offset all amounts owing to the Company by a Member against any Distribution to be made to such Member.

     SECTION 10.4 Limitation Upon Distributions. No Distribution shall be declared and paid to the extent that, at the time of the Distribution, after giving effect to the Distribution, all liabilities of the Company (other than liabilities to Members on account of their interest in the Company and liabilities for which recourse of creditors is limited to specified property of the Company) exceed the Fair Market Value of the assets of the Company (except that the Fair Market Value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the Fair Market Value of such property exceeds such liability). To the extent that any Distribution made pursuant to Sections
10.1 and 10.2 would be limited by reason of this Section 10.4, the aggregate Distributions under Sections 10.1 and 10.2 which includes such Distribution shall be repayable to extent provided in Section 18- 607 of the Act.

     SECTION 10.5 Accounting Period and Method. The accounting period of the Company shall be the Fiscal Year. For income tax and financial accounting purposes, the Company will use the accrual method of accounting.

     SECTION 10.6 Tax Distributions. Notwithstanding Section 10.1, on or before April 1 of each Fiscal Year, the Company shall distribute to each Member an amount in cash of Available Cash, if any, equal to the product of (i) the Net Profits allocated to such Member for the preceding Fiscal Year, and (ii) the Combined Marginal Rate for such preceding Fiscal Year.


                                   ARTICLE XI
                                 Indemnification

     SECTION 11.1 Indemnification. (a) The Managers and each officer (collectively, the "Indemnified Party") shall, in accordance with this Article XI, be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, costs, expenses (including legal and other professional fees and disbursements), judgments, fines, settlements, and other amounts (collectively, the "Indemnification Obligations") arising from any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative), actual or threatened, in which such Indemnified Party may be involved, as a party or otherwise, by reason of such Indemnified Party's service to, or on behalf of, or management of the affairs of, the Company, or rendering of advice or consultation with respect thereto, or which relate to the Company, its properties, business or affairs, whether or not the Indemnified Party continues to be a Manager or officer at the time any such Indemnification Obligation is paid or incurred, provided that such Indemnification Obligation resulted from a mistake of judgment, or from action or inaction of such Indemnified Party that did not constitute gross negligence, willful misconduct or bad faith. The Company shall also indemnify and hold harmless any Indemnified Party from and against any Indemnification Obligation suffered or sustained by such Indemnified Party by reason of any action or inaction of any employee, broker or other agent of such Indemnified Party, provided, that such employee, broker or agent was selected, engaged or retained by such Indemnified Party with reasonable care. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that such Indemnification Obligation resulted from the gross negligence, willful misconduct or bad faith of such Indemnified Party. Expenses (including legal and other professional fees and disbursements) incurred in any proceeding will be paid by the Company, as incurred, in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified by the Company as authorized hereunder.

          (b) To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by an Indemnified Party in defending any claim, demand, action, suit or proceeding relating to Section 11.1(a) shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Party to repay such amount if it shall be determined by a court of competent jurisdiction having final or unappealed dispositive authority over such matter that the Indemnified Party is not entitled to be indemnified as authorized in this Article XI.

     SECTION 11.2 Indemnification Not Exclusive. The indemnification provided by this Article XI shall not be deemed to be exclusive of any other rights to which each Indemnified Party may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in such Indemnified Party's official capacity and to action in another capacity, and shall continue as to such Indemnified Party who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the Board of Managers, or any Person granted authority thereby, and shall inure to the benefit of the heirs, successors and administrators of such Indemnified Party.


                                   ARTICLE XII
                                   Dissolution

     SECTION 12.1 Dissolution. Dissolution of the Company will occur upon the happening of any of the following events: (a) an Event of Withdrawal of a Member, unless, after giving effect to the Event of Withdrawal, the Company is continued as provided in Section 12.4; (b) the unanimous consent of all of the Members; (c) the conversion of the Company into a corporation or other Person;
(d) the expiration of the term set forth in Section 2.4 hereof; or (e) the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act.

     SECTION 12.2 Event of Withdrawal. Within ten (10) days after the occurrence of an Event of Withdrawal with respect to any Member, such Member (or such Member's legal representative or other successor in interest) shall give notice to the Company of the occurrence of such Event of Withdrawal. Except for the Bankruptcy of a Member, which shall result in an immediate Event of Withdrawal of such Member, any other Event of Withdrawal shall, in the absence of formal notice of such Event of Withdrawal as required in the preceding sentence, be deemed to occur upon the first date any other Member has actual notice of such Event of Withdrawal.

     SECTION 12.3 Bankruptcy. The bankruptcy or insolvency ("Bankruptcy") of a Member will be deemed to occur when (a) such Person shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or such Person shall make a general assignment for the benefit of its creditors; (b) there shall be commenced against such Person any case, proceeding or other action of a nature referred to in clause (a) above that (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (c) there shall be commenced against such Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof.

     SECTION 12.4 Continuation. Upon the occurrence of an Event of Withdrawal with respect to any Member, the Company will be continued if, within ninety (90) days following such event, the remaining Member or Members holding a majority of the remaining votes permitted hereunder consent(s) in writing to continue the Company's business as a limited liability company under the Act and this Agreement. If the business of the Company is so continued, an Event of Withdrawal of one or more Members will not cause the Dissolution of the Company.

                                  ARTICLE XIII
                                   Liquidation

     SECTION 13.1 Liquidation. Upon Dissolution of the Company, the Company will immediately proceed to wind up its affairs and liquidate. The Liquidation of the Company will be accomplished in a businesslike manner by such Person or Persons designated by the Board of Managers, which Person(s) shall be entitled to reasonable compensation therefore. A reasonable time will be allowed for the orderly Liquidation of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize any losses attendant upon Liquidation. Any gain or loss on disposition of any Company assets in Liquidation will be allocated among the Members and credited or charged to Capital Accounts in accordance with the provisions of this Agreement. Until the filing of the certificate of cancellation under Section 13.5 and without affecting the liability of Members and without imposing liability on the liquidating trustee, the Person or Persons conducting the liquidation may settle and close the Company's business, prosecute and defend suits, dispose of its property, discharge or make provision for its liabilities, and make Distributions in accordance with the priorities set forth in Section 13.2.

     SECTION 13.2 Priority of Payment. The assets of the Company will be distributed in Liquidation in the following order:

          (a) to creditors, including Members who are creditors, by the payment or provision for payment of the debts and liabilities of the Company and the expenses of Liquidation;

          (b) to the setting up of any reserves that are reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company; and

          (c) to the Members pro rata in proportion to the balances in their Capital Accounts.

     SECTION 13.3 Timing. Final Distributions in Liquidation will be made by the end of the Company's Fiscal Year in which such actual Liquidation occurs (or, if later, within ninety (90) days after such event) in the manner required to comply with the ss.704(b) Regulations. Payments of Distributions in Liquidation may be made to a liquidating trust established by the Company for the benefit of those entitled to payments under Section 13.2 in any manner consistent with this Agreement and the ss.704(b) Regulations.

     SECTION 13.4 Liquidating Reports. A report will be submitted with each liquidating Distribution to the Members, showing the collections, disbursements and Distributions during the period which is subsequent to any previous report. A final report, showing cumulative collections, disbursements and Distributions, will be submitted upon completion of the liquidation process.

     SECTION 13.5 Certificate of Cancellation. Within ninety (90) days following the Dissolution of the Company and the commencement of winding up of its business, or at any other time there are no Members, the Company will file a certificate of cancellation (to cancel the Certificate of Formation) with the Secretary of State of the State of Delaware pursuant to the Act. At such time, the Company will also file an application for withdrawal of its certificate of authority in any jurisdiction where it is then qualified to do business.

     SECTION 13.6 Deficit Capital Account. Upon a liquidation of the Company within the meaning of section 1.704-1(b)(2)(ii)(g) of the Regulations, if any Member has a negative Capital Account (after giving effect to all contributions, distributions, allocations and other adjustments for all Fiscal Years, including the Fiscal Year in which such liquidation occurs), the Member shall have no obligation to make any Capital Contribution, and the negative balance of any Capital Account shall not be considered a debt owed by the Member to the Company or to any other person for any purpose.

     SECTION 13.7 Nonrecourse to Other Members. Except as provided by applicable law or as expressly provided in this Agreement, upon Dissolution, each Member shall receive a return of his Capital Contribution solely from the assets of the Company. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return any Capital Contribution of any Member, such Member shall have no recourse against any other Member.


                                   ARTICLE XIV
                                 Transferability

     SECTION 14.1 General. Except for a Transfer of some or all of its Units by Siebert to an Affiliate or a Transfer of any Unit or portion of a Unit by any Member pursuant to Sections 14.2, 14.3. 14.4, or 14.5 hereof, no Member shall Transfer to another Person any portion of a Unit without the prior written consent of the Board of Managers and the Member or Members holding fifty percent (50%) of the votes permitted hereunder. Notwithstanding anything else to the contrary contained herein, no Unit, or any portion thereof, may be Transferred unless the transferee executes and delivers to the Board of Managers an instrument pursuant to which it agrees to be bound by the terms of this Agreement. No Transfer of a Unit, or Transfer of an indirect interest in the Company, or any portion of either thereof, shall be made if such Transfer would:

          (a) result by itself, or in combination with any other previous Transfers, in the termination of the Company as a partnership for federal income tax purposes;

          (b) result in the violation of the Securities Act of 1933, as amended, or any other applicable federal or state laws;

          (c) be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any indebtedness under, any note, mortgage, loan agreement or similar instrument or document to which the Company is a party;

          (d) result in or create a "prohibited transaction" or cause the Company or a Member to be or become a "party in interest", as such terms are defined in section 3(3) of ERISA, or a "disqualified person", as defined in section 4975 of the Code, with respect to any "plan", as defined in section 3(14) of ERISA and/or section 4975 of the Code; or result in or cause the Company or any Member to be liable for tax under Chapter 42 of the Code;

          (e) be a Transfer to an individual who is not legally competent or who has not achieved his or her majority under the law of the state (excluding trusts for the benefit of minors);

          (f) cause the Company or any Member (other than the transferee) to be subject to any excise tax pursuant to Chapter 42A of Subtitle D of the Code; or

          (g) be a Transfer to a "tax-exempt entity" or a "tax-exempt controlled
entity"  within  the  meaning  of  sections  168(h)(2)  and   168(h)(6)(F)(iii),
respectively, of the Code.

The Company shall not transfer on its books any Unit or issue any document representing any interest in the Company unless, in the opinion of counsel to the Company, there has been compliance with all of the material conditions hereof and any such attempted Transfer in violation of this Agreement shall be void and of no effect.

     SECTION 14.2 First Refusal Rights. (a) If Siebert, Brandford, Shank, or any other holder of Units receives a bona fide offer or enters or intends to enter into an agreement (the "Offer") for the sale of one or more of the Units held of record by such holder to a third party (the "Outside Party"), such holder (the "Selling Holder") shall have the Offer reduced to writing and shall give notice (the "Option Notice") to the Company and the other Members containing the name and address of the Outside Party, which notice shall be accompanied by a copy of the Offer. The Units subject to the Offer are referred to herein as the "Offered Units".

          (b) Upon the giving of the Option Notice, Siebert shall have the right, if Brandford and/or Shank are the Selling Holder(s), and Brandford and Shank shall have the right, if Siebert is the Selling Holder, but not the obligation (the "First Right") to purchase, at the price, on the terms and subject to the conditions specified in the Offer, all or part of the Offered Units covered by the Option Notice. Within thirty (30) days after the date of the Option Notice, the other Member(s) as specified above shall notify the Selling Holder(s) and all of the other Members (the "First Notice") whether and to what extent it intends to exercise the First Right. Failure to deliver the First Notice within such period shall constitute a waiver of the First Right.

          (c) In the event that the other Members specified in paragraph (b) above do not exercise the First Right as to all of the Offered Units, each of the other Members shall have the right, but not the obligation (the "Member Right") to purchase, at the price, on the terms and subject to the conditions specified in the Offer, such Member's Proportionate Share of the Offered Units by notifying the Selling Holder, the other Members and the Company in writing (the "Member Notice") within forty (40) days after the date of the Option Notice whether and to what extent such Member intends to exercise the Member Right. If any Member fails to exercise the Member Right as to all of its Proportionate Share of the Offered Units, then any of the other Members shall have the right to purchase all or part of the Offered Units that such Member has elected not to purchase by amending its respective Member Notice within five (5) days after the date that it receives notice that any other Member has so declined to exercise the Member Right in full. Failure to deliver the Member Notice within the applicable periods shall constitute a waiver of such Member's purchase right as to the Offered Units.

          (d) The Selling Holder(s) shall have the obligation to sell to the other Members such portion of the Offered Units as are covered by the First Notice and the Member Notice, and the Selling Holder(s) may sell the balance of the Offered Units (or all of the Offered Units if no such notices have been given) to the Outside Party on terms not more favorable to such Outside Party than those contained in the Offer. In the event that such terms are more favorable or if such sale to the Outside Party is not consummated within the time period specified herein, the Offered Units shall again be subject to the restrictions contained in this Agreement.

          (e) The closing for any purchase of Offered Units by any of the Members or the Outside Party pursuant to this Section 14.2 shall be held at 10:00 A.M. (local time) at the offices of the Company on the sixtieth (60th) day after the date of the Option Notice or at such other time and place as the parties shall agree. At the closing, the applicable Members and/or the Outside Party, as the case may be, shall pay for the Offered Units in accordance with the terms of the Offer. At any closing pursuant to this Section 14.2, the Selling Holder(s) shall deliver certificates representing the Units being Transferred, free and clear of all liens, charges and encumbrances and properly endorsed for Transfer.

     SECTION 14.3 Right to Compel Sale. (a) If Siebert, Brandford or Shank (the "transferring party") proposes to sell all of the Units then owned by him, her or it to a third party in an arms-length transaction in which the consideration to be received for such Units consists of cash and/or marketable securities, then Siebert may require Brandford, Shank and any other Member or Unit holder to sell, and Brandford and/or Shank may require Siebert and any other Member of Unit holder to sell, all of the Units owned by him, her or it (the "Designated Units") to the third party for the same consideration per Unit and otherwise on the same terms and conditions upon which such Member is selling its Units pursuant to the provisions set forth in this Section 14.3.

          (b) Siebert shall send written notice of the exercise of such rights pursuant to this Section 14.3 to Brandford, Shank, and any other Member or Unit holder, and Brandford and/or Shank shall send written notice of the exercise of such rights pursuant to this Section 14.3 to Siebert and any other Member or Unit holder, setting forth the consideration per Unit to be paid by the third party and the other terms and conditions of such transaction. Within twenty (20) days following the date of the notice, Siebert, Brandford, Shank, and any other Member or Unit holder shall deliver to the transferring party certificates representing the Units held by him, her, or it duly endorsed, together with all other transfer documents reasonably required to be executed in connection with such transaction. In the event that Brandford, Shank, or any other Member or Unit holder should fail to deliver such certificates to the transferring party, the Company shall cause the books and records of the Company to show that such Units are bound by the provisions of this Section 14.3 and that such Units shall be transferred only to the third party upon surrender for transfer by the holder thereof.

          (c) If, within ninety (90) days after the transferring party gives such notice, the sale of all Units in accordance herewith has not been completed, the transferring party shall return to Siebert, Brandford or Shank, and any other Member or Unit holder all certificates representing Units that Siebert,Brandford, Shank, or any Member or Unit holder delivered for sale, and all the restrictions on sale or other disposition contained in this Agreement with respect to Units owned by all Persons shall again be in effect.

          (d) Simultaneously with the consummation of the sale of the Units of all Members pursuant to this Section 14.3, the transferring party shall notify Siebert, Brandford or Shank, and any other Member or Unit holder of the consummation of the sale, and shall: (i) cause the purchaser to remit directly to Siebert, Brandford or Shank, and any other Member or Unit holder the total sales price for such Person's Units sold or otherwise disposed of pursuant hereto, and (ii) furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by any Member or Unit holder.

     SECTION 14.4 Right to Purchase. (a) Upon (i) the death or Disability of Brandford, Shank or any other Member who is also an employee or officer of the Company, directly or indirectly, or (ii) the termination of any such Person's employment directly or indirectly with the Company for any reason (the deceased, disabled or terminated Member being known as the "Affected Member"), the Company shall send a notice in writing to all Members informing them of such occurrence (the "Purchase Notice").

          (b) Upon the giving of the Purchase Notice, whichever of Brandford or Shank who has not died, become disabled or been terminated (the "Non-Affected Member") shall have the right, but not the obligation, to purchase, and the Affected Member (or his duly appointed legal representative) shall sell, any or all of the Units owned by the Affected Member for the purchase price and in accordance with the procedures set forth in this Section 14.4. Within thirty
(30) days after the date of the Purchase Notice, the Non-Affected Member shall notify the Affected Member or his duly appointed legal representative and all of the other Members whether and to what extent he intends to exercise his rights under this Section 14.4. Failure to deliver such notice within such period shall constitute a waiver of the Non-Affected Member's rights under this Section 14.4.

          (c) In the event that the Non-Affected Member does not exercise his purchase option as to all of the Affected Member's Units, Siebert and each of the other Members shall have the right, but not the obligation (the "Siebert Right"), to purchase, at the price set forth in this Section 14.4, such Member's Proportionate Share of the Affected Member's Units not claimed by the Non-Affected Member by notifying the Affected Member or his duly appointed legal representative, the other Members and the Company in writing (the "Siebert Notice") within forty (40) days after the date of the Purchase Notice whether and to what extent such Member intends to exercise its rights under this Section

14.4. If any Member fails to exercise its rights as to all of its Proportionate Share of the Affected Member's Units, then any of the other Members shall have the right to purchase all or part of the Affected Member's Units that such Member has elected not to purchase by amending its respective notice within five
(5) days after the date that it receives notice that any other Member has so declined to exercise its rights in full. Failure to deliver any notice required under this Section 14.4 within the applicable periods shall constitute a waiver of such Member's purchase rights as to the Affected Member's Units.

          (d) The  purchase  price  for the  Units  purchased  pursuant  to this
Section 14.4 shall be the Book Value of the Units owned by the Affected Member (as determined by the Company's independent certified public accountants in accordance with generally accepted accounting principles consistently applied and valued) on the date of the Affected Member's death, disablement, or termination of employment; provided, however, that if:

               (i) the Affected Member's employment is terminated by the Company due to the Affected Member's death, Disability or termination of employment; AND

               (ii) the Book Value of the Affected Member's Units on the date of determination is less than the Fair Market Value of the Units on such date as determined in good faith by the Board of Managers; THEN

               (iii)  the  purchase  price  for  the  Affected   Member's  Units
purchased pursuant to this Section 14.4 shall be such Fair Market Value of the Affected Member's Units.

          (e) The closing for any purchase of Units by the Non- Affected Member, Siebert and/or any other Members pursuant to this Section 14.4 shall be held at 10:00 A.M. (local time) at the offices of the Company on the sixtieth (60th) day after the date of the Purchase Notice or at such other time and place as the parties shall agree. At the closing, the Non-Affected Member, Siebert and/or the other Members, as the case may be, shall pay for the Affected Member's Units in accordance with the price determined in Section 14.4(d) above. At any closing, the Affected Member shall deliver certificates representing the Units being Transferred, free and clear of all liens, charges and encumbrances and properly endorsed for Transfer.

     SECTION 14.5 Call Right. (a) In the event that at any time the aggregate Net Losses for all Fiscal Years shall exceed the aggregate Net Profits for all Fiscal Years by One Million Dollars ($1,000,000) or more (such excess being the "Deficit" and such event being the "Triggering Event"), Siebert shall be entitled to purchase from each of Brandford and Shank twenty percent (20%) of all the Units held by such Person (the "Siebert Call Right") and Brandford and Shank shall sell such Units to Siebert at the price and in accordance with the procedures set forth in this Section 14.5 unless Brandford and/or Shank elect to contribute to the Company the amount of the Deficit in cash.

          (b) Within thirty (30) days after the date of the Triggering Event, Siebert shall notify Brandford and Shank in writing (the "Siebert Call Notice") whether and to what extent it intends to exercise the Siebert Call Right. Failure to deliver the Siebert Call Notice within such period shall constitute a waiver of the Siebert Call Right. Within thirty (30) days after the Siebert Call Notice, Brandford and Shank shall have notify Siebert whether they intend to contribute to the Company the amount of the Deficit in cash. If they do not so elect, Siebert shall be entitled to purchase the Units described in paragraph
(a) above. If they do so elect, they shall have thirty (30) days to do so. If they fail to do so, Siebert shall again be entitled to purchase the Units described in paragraph (a) above.

          (c) The  purchase  price  for the  Units  purchased  pursuant  to this
Section 14.5 shall be the Book Value of the Units as determined by the Company's independent certified public accountants in accordance with generally accepted accounting principles consistently applied and valued on the date of the occurrence of the Triggering Event.

          (d) The closing for any  purchase  of Units  pursuant to this  Section
14.5 shall be held at 10:00 a.m. at the offices of the Corporation on the sixtieth (60th) day after the date of the Siebert Call Notice or at such other time and place as the parties shall agree. At the closing, Siebert shall pay for the Units and Brandford and Shank shall deliver certificates representing the Units free and clear of all liens, charges and encumbrances and properly endorsed for transfer.

     SECTION 14.6 Transferee Rights. Any transferee of a Unit who is not admitted as a Member in accordance with Section 3.6 of this Agreement has no right (i) to participate or interfere in the management or administration of the Company's business or affairs or (ii) to vote or agree on any matter affecting the Company or any Member. The only rights of a transferee of a Unit who is not admitted as a Member in accordance with Section 3.6 of this Agreement is to receive the Distributions to which the transferor would otherwise be entitled (to the extent of the Unit transferred) and to obtain such information concerning the Company's books and financial affairs as provided herein. However, each transferee will be subject to all of the obligations, restrictions and other terms contained in this Agreement as if such transferee were a Member. To the extent of any Unit transferred, the transferor Member shall not possess any right or power as a Member or under the terms of this Agreement and may not exercise any such right or power directly or indirectly on behalf of the transferee.

     SECTION 14.7 Effective Date. Any sale of a Member's Units or admission of a Member pursuant to this Article XIV shall be deemed effective as of the last day of the calendar month in which such sale or admission occurs.

     SECTION 14.8 Secured Party. The pledge or hypothecation of, or the granting of any security interest in, or other lien or encumbrance against, a Unit by any Person shall be made only in accordance with this Agreement and will not cause the occurrence of an Event of Withdrawal of such Member from the Company. In no event will the Company have any liability or obligation to any Person by reason of the Company's payment of a Distribution to any secured party as long as the Company makes such payment in reliance upon written instructions from the holder of record on whose behalf such Distributions are payable. Any secured party will be entitled, with respect to the security interest granted, only to the Distributions to which the holder of record granting the security interest is entitled under this Agreement, and only if, as and when such Distribution is made by the Company. Upon any foreclosure or other Transfer in lieu of foreclosure of a Unit to any secured party, the Transfer will be subject to the other provisions of this Agreement.


                                   ARTICLE XV
                               General Provisions

     SECTION 15.1 Waiver of Dissolution Rights. The Members agree that irreparable damage would occur if any Member should bring an action for judicial dissolution of the Company. Accordingly, each Member accepts the provisions under this Agreement as such Member's sole entitlement on Dissolution of the Company and waives and renounces such Member's right to seek a court decree of dissolution or to seek the appointment by a court of a liquidator for the Company. Each Member further waives and renounces any alternative rights which might otherwise be provided by law upon the withdrawal or resignation of such Member and accepts the provisions under this Agreement as such Member's sole entitlement upon the happening of such event.

     SECTION 15.2 Waiver of Partition Right. Each Member waives and renounces any right that it may have prior to Dissolution and Liquidation to institute or maintain any action for partition with respect to any property of the Company.

     SECTION 15.3 Waivers Generally. No course of performance or other conduct subsequently pursued or acquiesced in, and no oral agreement or representation subsequently made, by the Members, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall amend this Agreement or impair or otherwise affect any Member's obligations pursuant to this Agreement or any rights and remedies of a Member pursuant to this Agreement. No delay in the exercise of any right will operate as a waiver of such right. No

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

single or partial exercise of any right will preclude its further exercise. A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.

     SECTION 15.4 Equitable Relief. If any Member proposes to Transfer all or any part of its Units in violation of the terms of this Agreement, the Company or any Member may apply to any court of competent jurisdiction for an injunctive order prohibiting such proposed Transfer except upon compliance with the terms of this Agreement, and the Company or any Member may institute and maintain any action or proceeding against the Person proposing to make such Transfer to compel the specific performance of this Agreement. Any attempted Transfer in violation of this Agreement is null and void, and of no force and effect. The Person against whom such action or proceeding is brought waives the claim or defense that an adequate remedy at law exists, and such Person will not urge in any such action or proceeding the claim or defense that such remedy at law exists.

     SECTION 15.5 Remedies for Breach. Unless otherwise set forth herein, the rights and remedies of the Members set forth in this Agreement are neither mutually exclusive nor exclusive of any right or remedy provided by law, in equity or otherwise. The Members agree that all legal remedies (such as monetary damages) as well as all equitable remedies (such as specific performance) will be available for any breach or threatened breach of any provision of this Agreement.

     SECTION 15.6 Costs. If the Company or any Member retains counsel for the purpose of enforcing or preventing the breach or any threatened breach of any provision of this Agreement or for any other remedy relating to it, then the prevailing party will be entitled to be reimbursed by the nonprevailing party for all costs and expenses so incurred (including reasonable attorney's fees, costs of bonds, and fees and expenses for expert witnesses).

     SECTION 15.7 Counterparts. This Agreement may be signed in multiple counterparts. Each counterpart will be considered an original, but all of them in the aggregate will constitute one instrument.

     SECTION 15.8 Notice. All notices under this Agreement will be in writing and will be delivered or sent to a Member at the address or telecopier number listed on Schedule I hereto, or at such other address or fax number as a Member may give by notice to the Company and all other Members. Any notices given to any Member in accordance with this Agreement will be deemed to have been duly given: (a) on the date of receipt if personally delivered, (b) five (5) days after being sent by mail, postage prepaid, (c) the date of receipt, if sent by registered or certified mail, postage prepaid, (d) when sent by confirmed

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facsimile or telecopier  transmission,  or (e) one (1) Business Day after having been sent by a recognized overnight courier service.

     SECTION 15.9 Date of Performance. Whenever this Agreement provides for any action to be taken on a day which is not a Business Day, such action shall be taken on the next following Business Day.

     SECTION 15.10 Limited Liability. (a) The liability of each Member, holder of any interest herein who is not a Member, officer or agent of the Company shall be limited as set forth in this Agreement, the Act and other applicable law. No Member, holder of any interest herein who is not a Member, Manager, officer or agent of the Company is liable for any debts, obligations or liabilities of the Company or each other, whether arising in tort, contract or otherwise, solely by reason of being a Member, holder of interest herein who is not a Member, officer or agent of the Company, or acting (or omitting to act) in such capacities or participating (as an employee, consultant, contractor or otherwise) in the conduct of the business of the Company, except that a holder of any interest herein shall remain personally liable for the payment of such holder's Capital Contribution and as otherwise set forth in this Agreement, the Act and other applicable law.

          (b) Notwithstanding the foregoing, a Manager shall perform such Manager's duties in accordance with the provisions hereof. A Manager who so performs such duties shall not have any liability by reason of being or having been a Manager. No Manager shall be liable to the Company or any holder of any interest herein for any loss or damage sustained by the Company or any holder of any interest herein, unless a judgment or other final adjudication adverse to such Manager establishes that such Manager's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law. Without limiting the generality of the preceding sentence, a Manager does not in any way guaranty the return of any Capital Contribution to a holder of any interest herein or a profit for the holders of any interest herein from the operations of the Company.

     SECTION 15.11 Partial Invalidity. Wherever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement. In such event this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

     SECTION 15.12 Entire Agreement. This Agreement contains the entire agreement among the Members with respect to the subject matter of this Agreement, and supersedes each course of conduct previously pursued or acquiesced in, and each oral agreement and representation previously made, by the Members and the Company with respect thereto, whether or not relied or acted upon.

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     SECTION  15.13  Amendments.  No  course  of  performance  or other  conduct subsequently pursued or acquiesced in, and no oral agreement or representation subsequently made, by the Members, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall amend this Agreement or impair or otherwise affect any Member's obligations pursuant to this Agreement or any rights and remedies of a Member pursuant to this Agreement. No amendment to this Agreement shall be effective unless made in a writing duly executed by all of the Members and specifically referring to each provision of this Agreement being amended.

     SECTION 15.14 Benefit. The contribution obligations of each Member will inure solely to the benefit of the other Members and the Company, without conferring on any other Person any rights of enforcement or other rights.

     SECTION 15.15 Binding Effect. This Agreement is binding upon, and inures to the benefit of, the Members and their transferees, successor and assigns, provided that, any transferee will have only the rights specified in Section
14.6 unless admitted as an additional Member in accordance with this Agreement.

     SECTION 15.16 Further Assurances. Each Member agrees, without further consideration, to sign and deliver such other documents of further assurance as may reasonably be necessary to effectuate the provisions of this Agreement.

     SECTION 15.17 Headings. Article and section titles have been inserted for convenience of reference only. They are not intended to affect the meaning or interpretation of this Agreement.

     SECTION 15.18 Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than in a limiting sense. The word "day" means a calendar day, unless otherwise specified. Unless otherwise indicated herein, the term "section" refers to Sections of this Agreement.

     SECTION 15.19 Conversion. If the Net Profits of the Company warrant in the opinion of Siebert Financial Corp., each of Brandford and Shank shall each be entitled to exchange 20% of their Units for stock of Siebert Financial Corp., a New York corporation, on a basis to be determined by Siebert Financial Corp. at the time.

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

     SECTION 15.20 Governing Law; Consent to Jurisdiction. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to Delaware choice of law provisions). Any conflict or apparent conflict between this Agreement and the Act will be resolved in favor of this Agreement except as otherwise required by the Act. In any action or proceeding arising out of, related to, or in connection with this Agreement, the parties consent to be subject to the jurisdiction and venue of
(a) the Superior Court of the State of California in and for the County of San Francisco located in the City of San Francisco, and (b) the United States District Court for the Northern District of California. Each of the parties consents to the service of process in any action commenced hereunder by certified or registered mail, return receipt requested, or by any other method or service acceptable under federal law or the laws of the State of California. IN THE EVENT THAT AN ACTION IS COMMENCED IN THE STATE OF CALIFORNIA, THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHTS TO A TRIAL BY JURY.

                       [This Page Intentionally Ends Here]

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     IN WITNESS WHEREOF,  the undersigned have executed this Agreement as of the date first above written.


                                    SIEBERT, BRANDFORD, SHANK & CO., LLC


                                    By:  /S/  SUZANNE F. SHANK
                                        ---------------------------------------
                                        Name: Suzanne F. Shank
                                        Title: Member, President


                                    MURIEL SIEBERT & CO., INC.


                                    By: /S/  MURIEL F. SIEBERT
                                       ----------------------------------------
                                       Name:
                                       Title:

                                       /S/  NAPOLEON BRADFORD III
                                       ----------------------------------------
                                       Napoleon Brandford III


                                       /S/  SUZANNE F. SHANK
                                       ----------------------------------------
                                              Suzanne F. Shank

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

                                   SCHEDULE I


Name of Member                   Total Contribution           Number of Units
--------------                   ------------------           ---------------

Muriel Siebert & Co., Inc.       Three Hundred Ninety-Two        490 Units
885 Third Avenue                 Thousand Dollars and No
Suite 1720                       Cents.
New York, NY 10022
(212) 838-0647

Napoleon Brandford III           Two Hundred Four Thousand       255 Units
220 Sansome Street               Dollars and No Cents.
15th Floor
San Francisco, CA  94104
(415) 439-4480

Suzanne F. Shank                 Two Hundred Four Thousand       255 Units
100 Renaissance Center           Dollars and No Cents.
Suite 1601
Detroit, MI 48243
(313) 396-0096




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